Exhibit 10.1

GSO CP Holdings, LP
GSO Domestic Capital Funding LLC
GSO Credit Opportunities Fund (Helios), L.P.
GSO Special Situations Overseas Master Fund, Ltd.
GSO Special Situations Overseas Benefit Plan Fund, Ltd.
280 Park Avenue, 11th Floor
New York, NY 10017
Attention: Timothy White

February 11, 2009

Standard Parking Corporation
900 N. Michigan Avenue
Chicago, IL 60611-1542
Attention:	Robert N. Sacks
Executive Vice President, General Counsel and Secretary

Dear Mr. Sacks:

We refer hereby to that certain Pledge Agreement, dated as of June 5, 2006 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Pledge Agreement”), by and between Steamboat Industries LLC (“Steamboat”) and GSO CP Holdings, LP (formerly known as GSO Capital Partners LP), as administrative agent and collateral agent (the “Agent”) for the lenders party to that certain Credit Agreement, dated as of June 5, 2006 (as heretofore and hereafter amended, restated, supplemented or otherwise modified from time to time, including without limitation, the “Credit Agreement”), by and among Steamboat, the lenders from time to time party thereto (collectively, the “Lenders”) and the Agent. The Lenders set forth in the signature pages to this letter agreement (this “Agreement”) and the Agent are referred to herein as the “GSO Parties.” We refer to Section 203 of the Delaware General Corporation Law herein as “Section 203.”

As you are aware, pursuant to the Pledge Agreement, Steamboat has pledged certain shares (the “Pledged Shares”) of the common stock, par value $0.001 per share, of Standard Parking Corporation (the “Company” or “you”) and granted certain voting rights with respect to the Pledged Shares and certain other shares to the Agent for the benefit of the Lenders.

As you are also aware, (i) pursuant to the Pledge Agreement, one or more of the GSO Parties may become entitled to exercise voting rights (as contemplated by clause (B) of subsection (c)(9)(ii) of Section 203) representing 15% or more of the outstanding voting stock of the Company, (ii) pursuant to the Pledge Agreement, the GSO Parties may become entitled to undertake a foreclosure process with respect to the Pledged Shares, in connection with which one or more of the GSO Parties may become the owner (as defined in subsection (c)(9) of Section 203) of Pledged Shares representing 15% or more of the outstanding voting stock of the Company and (iii) the GSO Parties may agree to accept, and thereby become owners of, the Pledged Shares, which represent in excess of 15% of the outstanding voting stock of the

Company, from Steamboat in satisfaction of Steamboat’s obligations to the Lenders under the Credit Agreement. Clauses (i), (ii) and (iii) in the immediately preceding sentence are referred to herein as the “Transactions.” Pursuant to any of the Transactions, to the extent the GSO Parties are not as of the date hereof an interested stockholder, one or more of the GSO Parties may become an interested stockholder (as defined in subsection (c)(5) of Section 203).

We understand that the board of directors (the “Board”) of the Company has approved the Transactions to the fullest extent permitted under Section 203, pursuant to any of which the Board has acknowledged that any of the GSO Parties may become an interested stockholder, in accordance with subsection (a)(1) of Section 203 for all purposes of Section 203.

Additionally, we understand that if the GSO Parties declare a default under the Credit Agreement and the Pledge Agreement and determine to exercise the power to vote (or direct the voting of), or the power to dispose of, a number of Pledged Shares which is in excess of 50% of the Company’s outstanding common stock, an “Event of Default” under the Company’s credit facilities with Bank of America, N.A. and other lenders would occur. Such an occurrence would not be in the best interests of the Company or the GSO Parties.

In recognition of the foregoing, each of the GSO Parties hereby agrees, for a period of one year following the date hereof, not to engage or cause any of its Affiliates or Associates (each as defined in subsections (c)(1) and (c)(2), respectively, of Section 203) to engage in any merger, consolidation or similar transaction of the Company or any direct or indirect majority-owned subsidiary of the Company, unless such transaction has been approved by (i) the Board and (ii) a majority of the Continuing Directors. For purposes of this Agreement, the term “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who is an “independent director” (as defined in Section 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market) and who (i) was a member of the Board on the date hereof or (ii) was nominated for election or elected to the Board the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election (other than a person whose election was as a result of an actual or threatened proxy or other control contest).

In addition, each of the GSO Parties hereby agrees not to engage in any action under the Credit Agreement and Pledge Agreement in connection with the Transactions to determine to vote (or direct the voting of) or to dispose of a number of Pledged Shares which is in excess of 50% of the Company’s outstanding common stock.

This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. It is the express intent of the parties to be bound by the exchange of signatures on this Agreement via telecopy.

This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions thereof.

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If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

[Signature page follows.]

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Sincerely,

GSO PARTIES

Agent:

GSO CP HOLDING LP

By:	/s/ George Fan
	Name:	GEORGE FAN
	Title:	AUTHORIZED SIGNATORY

Lenders:

GSO DOMESTIC CAPITAL FUNDING LLC
By: GSO Capital Partners, LP, its Investment Manager

By:	/s/ George Fan
	Name:	GEORGE FAN
	Title:	AUTHORIZED SIGNATORY

GSO CREDIT OPPORTUNITIES FUND (HELIOS), L.P.
By: GSO Capital Partners, LP, its Investment Manager

By:	/s/ George Fan
	Name:	GEORGE FAN
	Title:	AUTHORIZED SIGNATORY

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND, LTD.
By: GSO Capital Partners, LP, its Investment Manager

By:	/s/ George Fan
	Name:	GEORGE FAN
	Title:	AUTHORIZED SIGNATORY

Signature page to GSO-STAN letter agreement re: DGCL 203

GSO SPECIAL SITUATIONS OVERSEAS BENEFIT PLAN FUND, LTD.
By: GSO Capital Partners, LP, its Investment Manager

By:	/s/ George Fan
	Name:	GEORGE FAN
	Title:	AUTHORIZED SIGNATORY

Signature page to GSO-STAN letter agreement re: DGCL 203

CML VII, LLC
By: Contrarian Funds, L.L.C., its sole member
By Contrarian Capital Management, L.L.C., its manager

By:	/s/ Jon Bauer
	Name:	Jon Bauer
	Title:	Managing Member

Signature page to GSO-STAN letter agreement re: DGCL 203

Accepted and agreed as of the date first written above:

THE COMPANY

STANDARD PARKING CORPORATION,

a corporation organized under the laws of the State of

Delaware

By:	/s/ G. Marc Baumann
Name: G. Marc Baumann
Title: Executive Vice President/Chief Financial Officer

Signature page to GSO-STAN letter agreement re: DGCL 203